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                                                                    EXHIBIT 23.1

GREAT LAKES CHEMICAL CORPORATION AND SUBSIDIARIES





              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Great Lakes Savings Plan, of our report dated February 3, 1998, with respect to the consolidated financial statements of Great Lakes Chemical Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.





Indianapolis, Indiana                                         ERNST & YOUNG LLP
March 25, 1998